Exhibit II

to

Schedule 13G

Joint Filing Agreement

The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G dated February 14, 2022 in connection with their beneficial ownership of Newpark Resources, Inc. Each of Threadneedle American Smaller Companies Fund, a sub-fund of Threadneedle Investment Funds ICVC, TAM UK International Holdings Limited, Threadneedle Asset Management Oversight Limited, Ameriprise International Holdings GmbH, Threadneedle Asset Management Holdings Sarl, Threadneedle Holdings Limited, TAM UK Holdings Limited, Threadneedle Asset Management Holdings Limited, TC Financing Limited, Threadneedle Asset Management Limited and Threadneedle Investment Services Limited authorizes Ameriprise Financial, Inc. to execute the Schedule 13G to which this Exhibit is attached and make any necessary amendments thereto.

Ameriprise Financial, Inc.

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Senior Vice President, Head of Global Operations

Ameriprise International Holdings GmbH

By:	/s/ James R. Debuse
Name:	James R. Debuse
Title:	Director

TAM UK International Holdings Limited
Threadneedle Asset Management Oversight Limited
Threadneedle Asset Management Holdings Sarl
Threadneedle Holdings Limited
TAM UK Holdings Limited
Threadneedle Asset Management Holdings Limited
TC Financing Ltd
Threadneedle Asset Management Limited
Threadneedle Investment Services Limited

By Columbia Management Investment Advisers, LLC, as Attorney in Fact

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Senior Vice President, Head of Global Operations

Threadneedle American Smaller Companies Fund, a sub-fund of Threadneedle Investment Funds ICVC
By Columbia Management Investment Advisers, LLC, as Attorney in Fact

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Senior Vice President, Head of Global Operations